UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2016

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2016, Sage Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 4,402,515 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $39.75 per share (the “Offering Price”), less underwriting discounts and commissions. The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $164.2 million. The Offering is expected to close on September 14, 2016, subject to the satisfaction of customary closing conditions. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 660,377 shares of Common Stock at the Offering Price.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-208870), including the prospectus dated January 5, 2016, as supplemented by a prospectus supplement dated September 8, 2016.

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On September 7, 2016, the Company issued a press release announcing the Offering and on September 8, 2016, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 8, 2016, among Sage Therapeutics, Inc. and J.P. Morgan Securities LLC, and Goldman, Sachs & Co., as representatives of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release issued by Sage Therapeutics, Inc. on September 7, 2016.

99.2	Press release issued by Sage Therapeutics, Inc. on September 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	SAGE THERAPEUTICS, INC.

	By:	/s/ Anne Marie Cook
Anne Marie Cook
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 8, 2016, among Sage Therapeutics, Inc. and J.P. Morgan Securities LLC, and Goldman, Sachs & Co., as representatives of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release issued by Sage Therapeutics, Inc. on September 7, 2016.

99.2	Press release issued by Sage Therapeutics, Inc. on September 8, 2016.